Exhibit 99.1

EVgo Inc. Reports Record Fourth Quarter and Full Year 2025 Results

Total Q4 Revenues Increased 75% with Record Charging Network Revenue of $64 Million

Initiates 2026 guidance of $410 - $470 Million of Revenue and $(20) - $20 Million of Adjusted EBITDA1

●	Total revenue of $118 million in the fourth quarter, representing an increase of 75% year-over-year.
●	For the full year 2025, revenue reached $384 million, an increase of 50% over the full year 2024.
●	Charging network revenue totaled a record $64 million in the fourth quarter, an increase of 37% year-over-year, representing the 16th consecutive quarter of double-digit year-over-year charging revenue growth.
●	For the full year 2025, charging network revenue reached $218 million, an increase of 40% over the full year 2024.
●	Network throughput reached 99 gigawatt-hours (“GWh”) in the fourth quarter, an increase of 18% year-over-year.
●	Network throughput for the full year 2025 increased to 366 GWh, an increase of 32% over the full year 2024.
●	Added more than 500 new operational stalls during the fourth quarter and over 1,200 operational stalls for the full year 2025.
●	Ended the fourth quarter with 5,100 stalls in operation, an increase of 25% year-over-year.
●	$211 million in cash, cash equivalents, and restricted cash as of December 31, 2025.

LOS ANGELES – March 3, 2026 — EVgo Inc. (Nasdaq: EVGO) (“EVgo” or the “Company”) one of the nation’s largest providers of public fast charging infrastructure for electric vehicles (EVs) announced results for the fourth quarter ended December 31, 2025. Management will host a webcast today at 8 a.m. ET / 5 a.m. PT to discuss EVgo’s results and other business highlights.

“In 2025, EVgo established its position as one of the leading and fastest growing public charging network operators in the U.S.,” said Badar Khan, EVgo’s CEO. “Our operations team placed more than 500 new stalls online in Q4 alone, bringing our year end total to 5,100 stalls and giving EV drivers even more choice and convenience. We also achieved our goal of delivering positive Adjusted EBITDA for both the fourth quarter and full year 2025 – an important milestone for the Company.”

[1]

A reconciliation of projected Adjusted EBITDA (non-GAAP) to net income (loss), the most directly comparable GAAP measure, is not provided because certain measures, including share-based compensation expense, which is excluded from Adjusted EBITDA, cannot be reasonably calculated or predicted at this time without unreasonable efforts. For a definition of Adjusted EBITDA, please see “Definitions of Non-GAAP Financial Measures” included elsewhere in this release.

“As we move into 2026, we’re investing in long-term value creation opportunities by focusing on accelerating our pace of deployment, scaling NACS connectors across the network, enhancing the customer experience, leveraging key partnerships, and launching our next generation charging architecture to the broader EV market. Our disciplined approach to capital allocation combined with a growing competitive moat and industry tailwinds will enable us to deliver even stronger returns and sustainable value for our shareholders.”

Business Highlights

●	Stall Development: The Company ended the fourth quarter with 5,100 stalls in operation. EVgo added more than 500 new DC fast charging stalls during the quarter, setting EVgo up for success as the Company focuses on expanding to local retailers including Kroger in 2026.
●	Average Daily Network Throughput: Average daily throughput per stall for the EVgo public network was 292 kilowatt hours per day in the fourth quarter of 2025, an increase of 9% compared to 269 kilowatt hours per day in the fourth quarter of 2024.
●	EVgo Autocharge+: Autocharge+ accounted for 30% of total charging sessions initiated in the fourth quarter of 2025.
●	Customer Accounts: Added over 93,000 new customer accounts in the fourth quarter, with a total of 1.6 million total customer accounts at the end of the quarter.
●	J3400 (NACS) Connectors: NACS connectors in operation at nearly 100 stalls in total as of December 31, 2025.
●	PlugShare: PlugShare reached 7.8 million registered users and achieved 10.1 million check-ins since inception.
●	Ancillary Contract Closeout: Fourth quarter and full year 2025 revenue and Adjusted EBITDA include a non-recurring ancillary contract closeout payment for $25.9 million and $24.1 million, respectively.

(unaudited, dollars in thousands)	Q4'25	Q4'24	Change	FY 2025	FY 2024	Change
Network throughput (GWh)	99	84	18%	366	277	32%
Revenue	$118,470	$67,513	75%	$384,086	$256,825	50%
Gross profit	$44,986	$9,760	361%	$80,777	$29,367	175%
Gross margin	38.0%	14.5%	2,350 bps	21.0%	11.4%	960 bps
Net loss	$(11,034)	$(35,608)	69%	$(95,438)	$(126,701)	25%
Adjusted Gross Profit¹	$60,336	$22,755	165%	$140,716	$75,689	86%
Adjusted Gross Margin[1]	50.9%	33.7%	1720 bps	36.6%	29.5%	710 bps
Adjusted EBITDA[1]	$24,857	$(8,404)	396%	$12,020	$(32,474)	137%

[1] Adjusted Gross Profit, Adjusted Gross Margin, and Adjusted EBITDA are non-GAAP measures and have not been prepared in accordance with GAAP.  For a definition of these non-GAAP measures and a reconciliation to the most directly comparable GAAP measures, please see “Definitions of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures” included elsewhere in these materials.

(unaudited, dollars in thousands)	Q4'25	Q4'24	Change	FY 2025	FY 2024	Change
Cash flows provided by (used in) operating activities	$11,257	$(12,831)	188%	$(7,728)	$(7,256)	(7)%

GAAP capital expenditures	$49,364	$23,685	108%	$116,707	$94,787	23%
Capital offsets:
OEM infrastructure payments	(1,505)	(5,237)	71%	(10,538)	(21,928)	52%
Proceeds from capital-build funding	(1,073)	(5,563)	81%	(15,168)	(17,442)	13%
Proceeds from transfer of 30C income tax credits, net	—	938	(100)%	(14,787)	(9,040)	(64)%
Total capital offsets	(2,578)	(9,862)	74%	(40,493)	(48,410)	16%
Capital Expenditures, Net of Capital Offsets[1]	$46,786	$13,823	238%	$76,214	$46,377	64%

[1] Capital Expenditures, Net of Capital Offsets is a non-GAAP measure and has not been prepared in accordance with GAAP.  For a definition of this non-GAAP measure and a reconciliation to the most directly comparable GAAP measure, please see “Definitions of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures” included elsewhere in these materials.

	12/31/2025	12/31/2024	Change
Stalls in operation:
EVgo public network[1]	3,890	3,450	13%
EVgo dedicated network[2]	140	110	27%
EVgo eXtend™	1,070	520	106%
Total stalls in operation	5,100	4,080	25%

[1] Stalls on publicly available chargers at charging stations that we own and operate on our network.
[2] Stalls at charging stations that we own and operate on our network that are only available to dedicated fleet customers.

2026 Financial Guidance

EVgo is initiating full year 2026 guidance as follows:

●	Total revenue of $410 – $470 million
●	Adjusted EBITDA* of $(20) million – $20 million

* A reconciliation of projected Adjusted EBITDA (non-GAAP) to net income (loss), the most directly comparable GAAP measure, is not provided because certain measures, including share-based compensation expense, which is excluded from Adjusted EBITDA, cannot be reasonably calculated or predicted at this time without unreasonable efforts. For a definition of Adjusted EBITDA, please see “Definitions of Non-GAAP Financial Measures” included elsewhere in this release.

Webcast Information

A live audio webcast for EVgo’s fourth quarter and full year 2025 results will be held today at 8 a.m. ET / 5 a.m. PT. The webcast will be available at investors.evgo.com.

This press release, along with other investor materials that will be used or referred to during the webcast, including a slide presentation and reconciliations of certain non-GAAP measures to their nearest GAAP measures, will also be available on that site.

About EVgo

EVgo (Nasdaq: EVGO) is one of the nation’s leading public fast charging providers. With more than 1,200 fast charging stations across 47 states, EVgo strategically deploys localized and accessible charging infrastructure by partnering with leading businesses across the U.S., including retailers, grocery stores, restaurants, shopping centers, gas stations, rideshare operators, and autonomous vehicle companies. At its dedicated Innovation Lab, EVgo performs extensive interoperability testing and has ongoing technical collaborations with leading automakers and industry partners to advance the EV charging industry and deliver a seamless charging experience.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward-looking statements by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target,” “assume” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. You are cautioned, therefore, against relying on any of these forward-looking statements. These forward-looking statements include, but are not limited to, those perceived as express or implied statements regarding EVgo’s future financial and operating performance; EVgo’s future profitability and priorities; EVgo’s long-term value creation opportunities, including pace of deployment, scaling of NACS connectors, enhancements to the customer experience, and key partnerships, including with Kroger; EVgo’s development of next generation charging architecture; and EVgo’s progress on its network buildout. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of EVgo’s management and are not predictions of actual performance. There are a significant number of factors that could cause actual results to differ materially from the statements made in this press release, including changes adversely affecting EVgo’s business; EVgo’s dependence on the widespread adoption of EVs and growth of the EV and EV charging markets; EVgo’s reliance on existing project finance for the growth of its business, its ability to fully draw on its debt financing from the U.S. Department of Energy (the “DOE Loan”) and its credit facility and its ability to comply with the covenants and other terms thereof; competition from existing and new competitors; EVgo’s ability to expand into new service markets, grow its customer base and manage its operations; the risks associated with cyclical demand for EVgo’s services and vulnerability to industry downturns and regional or national downturns; fluctuations in EVgo’s revenue and operating results; unfavorable conditions or disruptions in the capital and credit markets and EVgo’s ability to obtain additional financing on commercially reasonable terms; EVgo’s ability to generate cash, service indebtedness and incur additional indebtedness; the risk that the loss of EVgo’s status as an emerging growth company results in additional disclosure and compliance obligations and increases its costs and require significant management time and resources; evolving domestic and foreign government laws, regulations, rules and standards that impact EVgo’s business, results of operations and financial condition, including regulations impacting the EV charging market and government programs designed to drive broader adoption of EVs and any reduction, modification or elimination of such programs, such as the enactment of the One Big Beautiful Bill Act of 2025, which addresses, among other things, the termination of the Alternative Fuel Vehicle Refueling Property Credit, other changes in policy under the current administration and 119th Congress and the potential changes in tariffs or sanctions and escalating trade wars; EVgo’s ability to adapt its assets and infrastructure to changes in industry and regulatory standards and market demands related to EV charging; impediments to EVgo’s expansion plans, including permitting and utility-related delays; EVgo’s ability to integrate any businesses it acquires; EVgo’s ability to recruit and retain experienced personnel; risks related to legal proceedings or claims, including liability claims; EVgo’s dependence on third parties, including hardware and software vendors and service providers, utilities and permit-granting entities; supply chain disruptions, elevated rates of inflation and other increases in expenses, including as a result of the implementation of tariffs by the U.S. and other countries; safety and environmental requirements or regulations that may subject EVgo to unanticipated liabilities or costs; EVgo’s ability to enter into and maintain valuable partnerships with commercial or public-entity property owners, landlords and/or tenants, original equipment manufacturers, fleet operators and suppliers; EVgo’s ability to maintain, protect and enhance EVgo’s intellectual property; EVgo’s ability to identify and complete suitable acquisitions or other strategic transactions to meet its goals and integrate key businesses it acquires; and the impact of general economic or political conditions, including associated changes in U.S. fiscal and monetary policy such as elevated interest rates, evolving tariff or other changes in trade policy and geopolitical events such as the conflict in Ukraine and tensions in the Middle East region. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in the Company’s filings with the Securities and Exchange Commission (the “SEC”) including its most recent Annual Report on Form 10-K, as well as its other SEC filings, copies of which are available on EVgo’s website at investors.evgo.com, and on the SEC’s website at www.sec.gov. The forward-looking statements in this press release are based on information available to the Company as of the date hereof, and the Company disclaims any obligation to update any forward-looking statements, except as required by law.

Financial Statements

EVgo Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	December 31, 2025	December 31, 2024
(in thousands)	(unaudited)
Assets
Current assets
Cash and cash equivalents	$151,000	$117,273
Restricted cash, current	49,519	3,239
Accounts receivable, net of allowance of $75 and $1,196 as of December 31, 2025 and 2024	38,628	45,849
Accounts receivable, capital-build	19,461	17,732
Prepaids and other current assets	37,872	21,282
Total current assets	296,480	205,375
Restricted cash, noncurrent	10,227	—
Property, equipment and software, net	460,747	414,968
Operating lease right-of-use assets	102,966	89,295
Other assets	30,937	24,321
Intangible assets, net	32,421	38,750
Goodwill	31,052	31,052
Total assets	$964,830	$803,761

Liabilities, redeemable noncontrolling interest and stockholders’ deficit
Current liabilities
Accounts payable	$7,582	$13,031
Accrued liabilities	59,924	42,953
Operating lease liabilities, current	7,765	7,326
Deferred revenue, current	55,060	46,258
Earnout liability, at fair value	22	—
Warrant liabilities, at fair value	1,370	—
Long-term debt, current	2,146	—
Other current liabilities	1,453	1,842
Total current liabilities	135,322	111,410
Operating lease liabilities, noncurrent	96,983	83,043
Asset retirement obligations	30,868	23,793
Capital-build liability	55,820	51,705
Deferred revenue, noncurrent	47,711	70,466
Earnout liability, at fair value	—	942
Warrant liabilities, at fair value	—	9,740
Long-term debt, noncurrent	204,316	—
Other long-term liabilities	7,866	8,931
Total liabilities	578,886	360,030

Commitments and contingencies

	December 31, 2025	December 31, 2024
(in thousands, except share data)	(unaudited)
Redeemable noncontrolling interest	$502,848	$699,840

Stockholders’ deficit
Preferred stock, $0.0001 par value; 10,000,000 shares authorized as of December 31, 2025 and 2024; none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 1,200,000,000 shares authorized as of December 31, 2025 and 2024; 134,717,984 and 129,973,698 shares issued and outstanding (excluding 718,750 shares subject to possible forfeiture) as of December 31, 2025 and 2024, respectively	13	13
Class B common stock, $0.0001 par value; 400,000,000 shares authorized as of December 31, 2025 and 2024; 172,800,000 shares issued and outstanding as of December 31, 2025 and 2024	17	17
Additional paid-in capital	7,753	—
Accumulated deficit	(124,687)	(256,139)
Total stockholders’ deficit	(116,904)	(256,109)
Total liabilities, redeemable noncontrolling interest and stockholders’ deficit	$964,830	$803,761

EVgo Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(unaudited)

	Three Months Ended December 31,			Year Ended December 31,
(in thousands, except per share data)	2025	2024	Change %	2025	2024	Change %
Revenue
Charging, retail	$35,778	$29,336	22%	$133,868	$96,654	39%
Charging, commercial	9,334	7,822	19%	34,760	26,686	30%
Charging, OEM	6,529	4,879	34%	26,112	15,554	68%
Regulatory credit sales	2,203	3,013	(27)%	10,192	8,987	13%
Network, OEM	9,790	1,463	569%	13,413	7,791	72%
Total charging network	63,634	46,513	37%	218,345	155,672	40%
eXtend	23,694	17,882	33%	116,480	86,612	34%
Ancillary	31,142	3,118	899%	49,261	14,541	239%
Total revenue	118,470	67,513	75%	384,086	256,825	50%

Cost of sales
Charging network	34,298	27,675	24%	132,588	97,116	37%
Other	23,965	17,139	40%	111,277	84,353	32%
Depreciation, net of capital-build amortization	15,221	12,939	18%	59,444	45,989	29%
Total cost of sales	73,484	57,753	27%	303,309	227,458	33%
Gross profit	44,986	9,760	361%	80,777	29,367	175%

Operating expenses
General and administrative	54,242	39,964	36%	176,868	141,131	25%
Depreciation, amortization and accretion	3,111	4,820	(35)%	14,572	19,806	(26)%
Total operating expenses	57,353	44,784	28%	191,440	160,937	19%
Operating loss	(12,367)	(35,024)	65%	(110,663)	(131,570)	16%

Other income (expense)
Interest expense¹	(2,815)	(73)	*	(6,146)	(73)	*
Interest income¹	1,719	1,417	21%	6,974	7,563	(8)%
Other expense, net	(20)	—	*	(22)	(18)	(22)%
Change in fair value of earnout liability	352	(223)	258%	920	(288)	419%
Change in fair value of warrant liabilities	2,092	(4,084)	151%	8,370	(4,599)	282%
Total other income (expense), net	1,328	(2,963)	145%	10,096	2,585	291%
Loss before income tax benefit	(11,039)	(37,987)	71%	(100,567)	(128,985)	22%
Income tax benefit	5	2,379	(100)%	5,129	2,284	125%
Net loss	(11,034)	(35,608)	69%	(95,438)	(126,701)	25%
Less: net loss attributable to redeemable noncontrolling interest	(6,205)	(23,193)	73%	(53,864)	(82,367)	35%
Net loss attributable to Class A common stockholders	$(4,829)	$(12,415)	61%	$(41,574)	$(44,334)	6%

Net loss per share to Class A common stockholders, basic and diluted	$(0.04)	$(0.11)		$(0.31)	$(0.41)
Weighted average Class A common stock outstanding, basic and diluted	134,591	110,308		133,474	106,702

* Percentage not meaningful

¹ In 2025, we determined that interest expense, which was previously classified within interest income, net, should be separately presented. Previously reported amounts have been updated to conform to the current period presentation.

EVgo Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(unaudited)

	Year Ended December 31,
(in thousands)	2025	2024
Cash flows from operating activities
Net loss	$(95,438)	$(126,701)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation, amortization and accretion	74,016	65,795
Net loss on disposal of property and equipment, net of insurance recoveries, and impairment expense	13,665	7,192
Share-based compensation	27,110	21,959
Bad debt expense	6,062	923
Change in fair value of earnout liability	(920)	288
Change in fair value of warrant liabilities	(8,370)	4,599
Paid-in-kind interest, amortization of deferred debt issuance costs, net of capitalized interest	3,936	73
Gain on sales-type lease	(2,825)	—
Amortization of equity issuance costs	786	—
Other	5	(104)
Changes in operating assets and liabilities
Accounts receivable, net	1,159	(11,889)
Prepaids and other current assets and other assets	(17,210)	(6,913)
Operating lease assets and liabilities, net	708	792
Accounts payable	(5,737)	4,972
Accrued liabilities	11,912	3,274
Deferred revenue	(13,953)	29,284
Other current and noncurrent liabilities	(2,634)	(800)
Net cash used in operating activities	(7,728)	(7,256)
Cash flows from investing activities
Capital expenditures	(116,707)	(94,787)
Proceeds from insurance for property losses	24	316
Net cash used in investing activities	(116,683)	(94,471)
Cash flows from financing activities
Proceeds from long-term debt	200,894	—
Proceeds from capital-build funding	15,168	17,442
Contribution from redeemable noncontrolling interest	9,562	6,649
Payments of withholding tax on net issuance of restricted stock units	(904)	—
Payments of deferred debt issuance costs	(10,075)	(10,998)
Net cash provided by financing activities	214,645	13,093
Net increase (decrease) in cash, cash equivalents and restricted cash	90,234	(88,634)
Cash, cash equivalents and restricted cash, beginning of year	120,512	209,146
Cash, cash equivalents and restricted cash, end of year	$210,746	$120,512

¹ In 2025, we determined that bad debt expense, which was previously classified within other operating cash flows, should be separately presented. Previously reported amounts have been updated to conform to the current period presentation.

Use of Non-GAAP Financial Measures

To supplement EVgo’s financial information, which is prepared and presented in accordance with GAAP, EVgo uses certain non-GAAP financial measures. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. EVgo uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. EVgo believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s performance by excluding certain items that may not be indicative of EVgo’s recurring core business operating results.

EVgo believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing EVgo’s performance. These non-GAAP financial measures also facilitate management’s internal comparisons to the Company’s historical performance. EVgo believes these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by EVgo’s institutional investors and the analyst community to help them analyze the health of EVgo’s business.

For more information on these non-GAAP financial measures, including reconciliations to the most comparable GAAP measures, please see the sections titled “Definitions of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures.”

Definitions of Non-GAAP Financial Measures

This release includes the following non-GAAP financial measures, in each case as defined below: “Charging Network Gross Profit,” “Charging Network Gross Margin,” “Adjusted Cost of Sales,” “Adjusted Cost of Sales as a Percentage of Revenue,” “Adjusted Gross Profit (Loss),” “Adjusted Gross Margin,” “Adjusted General and Administrative Expenses,” “Adjusted General and Administrative Expenses as a Percentage of Revenue,” “EBITDA,” “EBITDA Margin,” “Adjusted EBITDA,” “Adjusted EBITDA Margin,” and “Capital Expenditures, Net of Capital Offsets.” With respect to Capital Expenditures, Net of Capital Offsets, pursuant to the terms of certain OEM contracts, EVgo is paid well in advance of when revenue can be recognized, and usually, the payment is tied to the number of stalls that are complete under the applicable contractual arrangement while the related revenue is deferred at the time of payment and is recognized as revenue over time as EVgo provides charging and other services to the OEM and the OEM’s customers. EVgo management therefore uses these measures internally to establish forecasts, budgets, and operational goals to manage and monitor its business, including the cash used for, and the return on, its investment in its charging infrastructure. EVgo believes that these measures are useful to investors in evaluating EVgo’s performance and help to depict a meaningful representation of the performance of the underlying business, enabling EVgo to evaluate and plan more effectively for the future.

Charging Network Gross Profit, Charging Network Gross Margin, Adjusted Cost of Sales, Adjusted Cost of Sales as a Percentage of Revenue, Adjusted Gross Profit (Loss), Adjusted Gross Margin, Adjusted General and Administrative Expenses, Adjusted General and Administrative Expenses as a Percentage of Revenue, EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin and Capital Expenditures, Net of Capital Offsets are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. These measures should not be considered as measures of financial performance under GAAP and the items excluded from or included in these metrics are significant components in understanding and assessing EVgo’s financial performance. These metrics should not be considered as alternatives to net income (loss) or any other performance measures derived in accordance with GAAP.

EVgo defines Charging Network Gross Profit as total charging network revenue less charging network cost of sales. EVgo defines Charging Network Gross Margin as Charging Network Gross Profit divided by total charging network revenue. EVgo defines Adjusted Cost of Sales as cost of sales before (i) depreciation, net of capital-build amortization, and (ii) share-based compensation. EVgo defines Adjusted Cost of Sales as a Percentage of Revenue as Adjusted Cost of Sales as a percentage of revenue. EVgo defines Adjusted Gross Profit (Loss) as revenue less Adjusted Cost of Sales. EVgo defines Adjusted Gross Margin as Adjusted Gross Profit (Loss) as a percentage of revenue. EVgo defines Adjusted General and Administrative Expenses as general and administrative expenses before (i) share-based compensation, (ii) loss on disposal of property and equipment, net of insurance recoveries, and impairment expense, (iii) bad debt expense (recoveries), and (iv) certain other items that management believes are not indicative of EVgo’s ongoing performance. EVgo defines Adjusted General and Administrative Expenses as a Percentage of Revenue as Adjusted General and Administrative Expenses as a percentage of revenue. EVgo defines EBITDA as net income (loss) before (i) depreciation, net of capital-build amortization, (ii) amortization, (iii) accretion, (iv) interest expense, (v) interest income, and (vi) income tax expense (benefit). EVgo defines EBITDA Margin as EBITDA as a percentage of revenue. EVgo defines Adjusted EBITDA as EBITDA plus (i) share-based compensation, (ii) loss on disposal of property and equipment, net of insurance recoveries, and impairment expense, (iii) loss (gain) on investments, (iv) bad debt expense (recoveries), (v) change in fair value of earnout liability, (vi) change in fair value of warrant liabilities, and (vii) certain other items that management believes are not indicative of EVgo’s ongoing performance. EVgo defines Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of revenue. EVgo defines Capital Expenditures, Net of Capital Offsets as capital expenditures adjusted for the following capital offsets: (i) all payments under OEM infrastructure agreements excluding any amounts directly attributable to OEM customer charging credit programs and pass-through of non-capital expense reimbursements, (ii) proceeds from capital-build funding and (iii) proceeds from the transfer of 30C income tax credits, net of transaction costs. The tables below present quantitative reconciliations of these measures to their most directly comparable GAAP measures as described in this paragraph.

Reconciliations of Non-GAAP Financial Measures

The following unaudited table presents a reconciliation of EBITDA, EBITDA Margin, Adjusted EBITDA, and Adjusted EBITDA Margin to the most directly comparable GAAP measure:

(unaudited, dollars in thousands)	Q4'25	Q4'24	Change	FY 2025	FY 2024	Change
GAAP revenue	$118,470	$67,513	75%	$384,086	$256,825	50%

GAAP net loss	$(11,034)	$(35,608)	69%	$(95,438)	$(126,701)	25%
GAAP net loss margin	(9.3)%	(52.7)%	4,340 bps	(24.8)%	(49.3)%	2,450 bps

EBITDA adjustments:
Depreciation, net of capital-build amortization	15,361	13,084	17%	59,921	46,554	29%
Amortization	2,356	4,284	(45)%	11,636	17,443	(33)%
Accretion	615	391	57%	2,459	1,798	37%
Interest expense¹	2,815	73	*	6,146	73	*
Interest income¹	(1,719)	(1,417)	(21)%	(6,974)	(7,563)	8%
Income tax benefit	(5)	(2,379)	100%	(5,129)	(2,284)	(125)%
Total EBITDA adjustments	19,423	14,036	38%	68,059	56,021	21%
EBITDA	$8,389	$(21,572)	139%	$(27,379)	$(70,680)	61%
EBITDA Margin	7.1%	(32.0)%	3,910 bps	(7.1)%	(27.5)%	2,040 bps

Adjusted EBITDA adjustments:
Share-based compensation	$7,552	$6,486	16%	$27,110	$21,959	23%
Loss on disposal of property and equipment, net of insurance recoveries, and impairment expense	4,738	964	391%	13,665	7,192	90%
Loss on investments	—	—	*	—	5	(100)%
Bad debt expense	4,926	396	*	6,062	923	557%
Change in fair value of earnout liability	(352)	223	(258)%	(920)	288	(419)%
Change in fair value of warrant liabilities	(2,092)	4,084	(151)%	(8,370)	4,599	(282)%
Other[2]	1,696	1,015	67%	1,852	3,240	(43)%
Total Adjusted EBITDA adjustments	16,468	13,168	25%	39,399	38,206	3%
Adjusted EBITDA	$24,857	$(8,404)	396%	$12,020	$(32,474)	137%
Adjusted EBITDA Margin	21.0%	(12.4)%	3,340 bps	3.1%	(12.6)%	1,570 bps

* Percentage greater than 999% or not meaningful.

¹ In 2025, we determined that interest expense, which was previously classified within interest income, net, should be separately presented. Previously reported amounts have been updated to conform to the current period presentation.

² For the year ended December 31, 2025, comprised primarily of executive severance expenses, previously deferred equity offering costs that were written off in connection with the scheduled expiration of our universal shelf registration statement, and nonrecurring professional fees related to a secondary offering facilitated thereby, which settled on December 18, 2024. For the year ended December 31, 2024, comprised primarily of nonrecurring professional fees related to such secondary offering and costs related to the reorganization of our resources previously announced by us on January 17, 2024.

The following unaudited table presents a reconciliation of Charging Network Gross Profit and Charging Network Gross Margin to the most directly comparable GAAP measures:

(unaudited, dollars in thousands)	Q4'25	Q4'24	Change	FY 2025	FY 2024	Change
GAAP total charging network revenue	$63,634	$46,513	37%	$218,345	$155,672	40%
GAAP charging network cost of sales	34,298	27,675	24%	132,588	97,116	37%
Charging Network Gross Profit	$29,336	$18,838	56%	$85,757	$58,556	46%
Charging Network Gross Margin	46.1%	40.5%	560 bps	39.3%	37.6%	170 bps

The following unaudited table presents a reconciliation of Adjusted Cost of Sales, Adjusted Cost of Sales as a Percentage of Revenue, Adjusted Gross Profit and Adjusted Gross Margin to the most directly comparable GAAP measures:

(unaudited, dollars in thousands)	Q4'25	Q4'24	Change	FY 2025	FY 2024	Change
GAAP revenue	$118,470	$67,513	75%	$384,086	$256,825	50%
GAAP cost of sales	73,484	57,753	27%	303,309	227,458	33%
GAAP gross profit	$44,986	$9,760	361%	$80,777	$29,367	175%
GAAP cost of sales as a percentage of revenue	62.0%	85.5%	(2,350) bps	79.0%	88.6%	(960) bps
GAAP gross margin	38.0%	14.5%	2,350 bps	21.0%	11.4%	960 bps

Adjusted Cost of Sales adjustments:
Depreciation, net of capital-build amortization	$(15,221)	$(12,939)	(18)%	$(59,444)	$(45,989)	(29)%
Share-based compensation	(129)	(56)	(130)%	(495)	(333)	(49)%
Total Adjusted Cost of Sales adjustments	$(15,350)	$(12,995)	(18)%	$(59,939)	$(46,322)	(29)%

Adjusted Cost of Sales	$58,134	$44,758	30%	$243,370	$181,136	34%
Adjusted Cost of Sales as a Percentage of Revenue	49.1%	66.3%	(1,720) bps	63.4%	70.5%	(710) bps

Adjusted Gross Profit	$60,336	$22,755	165%	$140,716	$75,689	86%
Adjusted Gross Margin	50.9%	33.7%	1,720 bps	36.6%	29.5%	710 bps

The following unaudited table presents a reconciliation of Adjusted General and Administrative Expenses and Adjusted General and Administrative Expenses as a Percentage of Revenue to the most directly comparable GAAP measures:

(unaudited, dollars in thousands)	Q4'25	Q4'24	Change	FY 2025	FY 2024	Change
GAAP revenue	$118,470	$67,513	75%	$384,086	$256,825	50%

GAAP general and administrative expenses	$54,242	$39,964	36%	$176,868	$141,131	25%
GAAP general and administrative expenses as a percentage of revenue	45.8%	59.2%	(1,340) bps	46.0%	55.0%	(900) bps

Adjustments:
Share-based compensation	(7,423)	(6,430)	(15)%	(26,615)	(21,626)	(23)%
Loss on disposal of property and equipment, net of insurance recoveries, and impairment expense	(4,738)	(964)	(391)%	(13,665)	(7,192)	(90)%
Bad debt expense	(4,926)	(396)	* %	(6,062)	(923)	(557)%
Other[1]	(1,696)	(1,015)	(67)%	(1,852)	(3,240)	43%
Total adjustments	(18,783)	(8,805)	(113)%	(48,194)	(32,981)	(46)%
Adjusted General and Administrative Expenses	$35,459	$31,159	14%	$128,674	$108,150	19%
Adjusted General and Administrative Expenses as a Percentage of Revenue	29.9%	46.2%	(1,630) bps	33.5%	42.1%	(860) bps

¹ For the year ended December 31, 2025, comprised primarily of executive severance expenses, previously deferred equity offering costs that were written off in connection with the scheduled expiration of our universal shelf registration statement, and nonrecurring professional fees related to a secondary offering facilitated thereby, which settled on December 18, 2024. For the year ended December 31, 2024, comprised primarily of nonrecurring professional fees related to such secondary offering and costs related to the reorganization of our resources previously announced by us on January 17, 2024.

The following unaudited table presents a reconciliation of Capital Expenditures, Net of Capital Offsets, to the most directly comparable GAAP measure:

(unaudited, dollars in thousands)	Q4'25	Q4'24	Change	FY 2025	FY 2024	Change
GAAP capital expenditures	$49,364	$23,685	108%	$116,707	$94,787	23%

Capital offsets:
OEM infrastructure payments	(1,505)	(5,237)	71%	(10,538)	(21,928)	52%
Proceeds from capital-build funding	(1,073)	(5,563)	81%	(15,168)	(17,442)	13%
Proceeds from transfer of 30C income tax credits, net	—	938	(100)%	(14,787)	(9,040)	(64)%
Total capital offsets	(2,578)	(9,862)	74%	(40,493)	(48,410)	16%
Capital Expenditures, Net of Capital Offsets	$46,786	$13,823	238%	$76,214	$46,377	64%

* Percentage not meaningful

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